UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2008 (July 2, 2008)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-15319	04-3445278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)   (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On July 2, 2008, Senior Housing Properties Trust, or the Company, issued a press release announcing the sale of three properties and the amendment of certain leases with Five Star Quality Care, Inc.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                   Exhibits.

10.1                                                   Amended and Restated Master Lease Agreement (Lease No. 1) dated as of June 30, 2008 by and among certain subsidiaries of the Company, as Landlord, and Five Star Quality Care Trust, as Tenant.

10.2                                                   Amended and Restated Guaranty Agreement (Lease No. 1) dated as of June 30, 2008 made by Five Star Quality Care, Inc., as Guarantor, for the benefit of certain subsidiaries of the Company.

10.3                                                   Amended and Restated Master Lease Agreement (Lease No. 2) dated as of June 30, 2008 by and among certain subsidiaries of the Company, as Landlord, and FS Commonwealth LLC, FS Patriot LLC, FS Tenant Holding Company Trust and FS Tenant Pool III Trust, as Tenant.

10.4                                                   Amended and Restated Guaranty Agreement (Lease No. 2) dated as of June 30, 2008 made by Five Star Quality Care, Inc., as Guarantor, for the benefit of certain subsidiaries of the Company.

10.5                                                   Amended and Restated Master Lease Agreement (Lease No. 3) dated as of June 30, 2008 by and among certain subsidiaries of the Company, as Landlord, and Five Star Quality Care Trust, as Tenant.

10.6                                                   Amended and Restated Guaranty Agreement (Lease No. 3) dated as of June 30, 2008 made by Five Star Quality Care, Inc., as Guarantor, for the benefit of certain subsidiaries of the Company.

99.1                                                   Press Release dated July 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer
Dated: July 7, 2008